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                                                                  Exhibit p(10)

                         MARATHON ASSET MANAGEMENT LLP

                                 CODE OF ETHICS

INTRODUCTION

Set forth below is the Code of Ethics ("Code") of Marathon Asset Management LLP and Marathon Asset Management (Services) Ltd (together "Marathon"). Marathon is required to distribute the Code to every person "associated" with Marathon ("Associated Person"), which means every officer, director and employee of Marathon, as well as any person directly or indirectly controlling or controlled by Marathon. For the purposes of this Code "Associated Persons" include any person who would be a "Supervised Person" as defined in the Investment Advisors Act 1940. In addition, all Associated Persons are deemed to be "Access Persons" as defined in the Adviosrs Act. The Code governs Prohibited Conduct (conflicts of interest, confidentiality, receipt of inducements, etc), Money Laundering Responsibilities, Procedures for Personal Trading and Reporting Procedures.

It is the objective of this Code that all persons subject to the Code maintain the highest standards of integrity and conduct in order to meet their respective duties and obligations and to enable Marathon to meet its own fiduciary responsibilities. The Code is designed to ensure compliance with all applicable federal securities laws.

The effective date of this Code is MAY 16TH 2005.

Every Associated Person must read, acknowledge receipt and understanding of, and retain this Code (including any amendments). Associated Persons who become aware of any violations of the Code are required to immediately report the violation to Marathon's Chief Compliance Officer.

Any questions regarding the Code should be referred to the Chief Compliance Officer.


PROHIBITED CONDUCT


Conflicts of Interest

All Associated Persons are prohibited from engaging in, or recommending, any securities transaction which places or appears to place their own interests above that of any managed account. Similarly, all Associated Persons are prohibited from recommending securities transactions by any managed account without disclosing his or her interest, if any, in such securities or the issuer thereof, including without limitation:

         a) any direct or indirect beneficial ownership of any securities of such issuer;

         b)  any contemplated transaction by such person in such securities;

         c)  any position with such issuer or its affiliates; and

         d) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.



Confidentiality

All Associated Persons are prohibited from divulging the current portfolio positions, and current and anticipated portfolio transactions of any managed account, or any information about any aspect of Marathon's business or clients to anyone unless it is properly within his or her duties to do so.


Inducements

Subject to certain common-sense limits and exceptions, no Associated Person may accept gifts or benefits in any form from third parties.

For the purposes of this provision, the following gifts or benefits from third parties will not be considered to be in violation of this requirement:

(i)   an occasional meal;

(ii) an occasional ticket to a sporting event, the theatre or comparable entertainment;

(iii) a holiday gift (food, wine etc.) with an estimated value of no more than (pound)50.

The Chief Compliance Officer maintains a log of all items and must be notified immediately should any Associated Person receive or be offered any gift or benefit.


Insider Dealing

All Associated Persons are prohibited from engaging in any securities transaction, for their own benefit or the benefit of others, including managed accounts, while in possession of "unpublished, price-sensitive" information concerning such securities. (For the avoidance of doubt, in the US this is termed Material Nonpublic Information).

Marathon maintains a restricted list of all such issuers. Associated Persons are not permitted to effect securities transactions in any security on the restricted list.

"Price-Sensitive" information means information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a material effect on the price of a company's securities.

Information that should be considered Price-Sensitive includes, but is not limited to, dividend changes, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline in orders, significant new products or discoveries, extraordinary borrowing, purchase or sale of substantial assets, significant merger or acquisition proposals or agreements, major litigation, liquidity problems, and extraordinary management developments.

Price-Sensitive information does not have to relate to a company's business. For example, information about the contents of a forthcoming newspaper or magazine article that is expected to affect the price of a security should be considered material. Similarly, information concerning significant transactions which Marathon intends to execute on behalf of managed accounts could be Price-Sensitive information and is prohibited from being communicated.

Information is "Unpublished" until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information appearing in The Financial Times, The Wall Street Journal or other publications of general circulation would be considered public as would information released to a recognised Stock Exchange or announced by a company at a presentation.

All Associated Persons are prohibited from communicating unpublished, price-sensitive information concerning any security to others unless it is properly within his or her duties to do so. In addition, care should be taken so that such information is secure. For example files containing unpublished, price-sensitive information should be sealed and access to computer files containing such information should be restricted.

Any violation of this Code can be expected to result in serious sanctions by Marathon, including dismissal of the persons involved, as well as possible prosecution by the relevant authorities.

Appointment to other Boards

No Associated Person shall serve on the board of directors of any company without prior authorisation of the Board of Directors of Marathon. Any such authorisation shall be based upon a determination that the appointment would be consistent with the interests of Marathon.

ANTI-MONEY LAUNDERING RESPONSIBILITIES ("AML")

Upon Commencement of employment each Marathon employee is given an anti-money laundering briefing document to read and understand. This explains the possible situations in which money laundering might occur and the possibility of encountering suspicious transactions.

It is the responsibility of each employee to report any suspicious transactions to the Money Laundering Reporting Officer and to make an annual declaration (see reporting procedures, below) that they have done so.

More information on AML issues is contained within Marathon's Compliance Manual (Chapter B2)

PROCEDURES FOR CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

Background

The following procedures have been established to aid Associated Persons in avoiding conflicts of interest and insider dealing, and to aid Marathon in preventing, detecting and imposing sanctions against such conduct. These procedures apply to all transactions over which an Associated Person has discretion, including but not limited to, transactions by self-managed PEPs, ISAs, pension plans and trusts. The requirements in respect of obtaining consent apply equally to associates. Information on who would be considered to be an associate is included in Appendix 2. Investment types to which these rules apply include:

Ordinary shares
Preference shares
Initial Public Offerings (IPOs)
Depository Receipts
Bonds and convertible bonds
Derivatives (including spread bets on financial instruments, and contracts for difference) unitised vehicles such as unit trusts and mutual funds where Marathon acts as the investment advisor to those funds.

If in doubt as to whether a proposed investment is covered by the Code of Ethics, Associated Persons should refer to the Chief Compliance Officer.

EVERY ASSOCIATED PERSON MUST FOLLOW THESE PROCEDURES OR RISK SERIOUS SANCTIONS, INCLUDING DISMISSAL, SUBSTANTIAL PERSONAL LIABILITY AND CRIMINAL PENALTIES. IF YOU HAVE ANY QUESTIONS ABOUT THESE PROCEDURES YOU SHOULD CONSULT THE CHIEF COMPLIANCE OFFICER. INTERPRETATIVE ISSUES WHICH ARISE UNDER THESE PROCEDURES SHALL BE DECIDED BY, AND ARE SUBJECT TO THE DISCRETION OF, THE CHIEF COMPLIANCE OFFICER.

Consent Procedures

1. Employees or their associates wishing to deal for their own account must FIRST obtain the written consent of a Director or the Chief Compliance Officer. In the first instance the individual should seek the consent of the investment director responsible for the particular geographic area. A Consent Form has been specifically devised for the purpose and should be used for all trades (see Appendix 5). The Chief Compliance Officer will keep a record of all consents granted.

    The consent will only be valid for one day (or for the following day if the consent is given after the close of business). This refers to the period within which the order should be placed. A delay by the broker in executing the trade or a situation where the broker takes several days to complete the trade will not be considered a violation of the rules.

    Non-executive directors (provided that they have no direct involvement in the day to day running of the business) have a general consent to effect personal transactions and pre-clearance is not required.

    If Clients are dealing in a given Security on the requested day no dealings will be allowed in that Security until the Client's transactions are completed.

    To prevent front running, consent will not be given for purchases if it is known, or may reasonably be expected, that clients will purchase the same stock within the next SEVEN days. In the event that clients do purchase the same stock within seven days (ie, through previously unforeseeable circumstances), the purchaser shall be prohibited from selling that security for a period of six months from the date of the trade. Any profits realised from a sale of such security within the prescribed six months shall be subject to disgorgement.

    Consent will not be given for sales where there have been purchases of the same stock for clients in the preceding SEVEN days. Should such a sale take place without consent, the seller shall disgorge any profits realised between the date of his sale and the date of the purchase by our clients.

    Consent will not be given for sales if it is known, or may reasonably be expected, that there will be sales of the same stock by a client within the next SEVEN days. Again any profits realised on transactions in breach of this rule will be subject to disgorgement. If there are sales made for clients which were not foreseen at the point that consent was given (eg, through unexpected cash flow) then this is not considered to be a breach of this code.

    All disgorged profits will be surrendered to Marathon and paid over to one or more charities chosen by the Board of Directors.

2. The Chief Compliance Officer must be notified of all transactions effected by Associated Persons as soon as practically possible.

3. Copies of contract notes for all personal deals by Associated Persons must be lodged with the Chief Compliance Officer.

4. A minimum holding period of sixty days is required for personal investments, other than short dated instruments (e.g. options, futures). Any proposed sale within this time frame will only be allowed in exceptional circumstances and will require written consent from a Director or the Chief Compliance Officer. Any profit realised on short term trades made without consent shall be subject to disgorgement.

Procedures relating to Derivatives, Short Sales, and Spread Betting

For the purpose of these procedures all derivative transactions and all spread bets are treated as personal account investments. This follows the definition of Investments in Schedule 1 of the Act. The rules described above apply equally to these types of instruments. However, the following differences should be noted:

1.  The sixty day holding period does not apply.

2. Short positions and investments with unlimited losses are considered to present greater risk than long or covered positions. Because of this the Chief Compliance Officer must be immediately notified of any margin calls.

3. Positions that are rolled over require an additional consent form as they represent separate investments.

4. Individuals may be prevented from undertaking personal transactions if, in the opinion of the Chief Compliance Officer, the level of personal dealing activity might impair the effective performance of their day to day work.

Exempted Transactions

The requirement to obtain prior clearance for personal securities transactions shall not apply to:

1. Purchases or sales effected in any account over which the Associated Person has no direct or indirect influence or control;

2. Purchases or sales which are non-volitional on the part of the Associated Person;

3.  Purchases which are part of an automatic dividend reinvestment plan;

4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent that such rights were acquired from such issuer, and sales of such rights, so acquired.

REPORTING PROCEDURES

1. Every Associated Person shall disclose all of their personal securities holdings upon commencement of employment and thereafter on an annual basis as of December 31st. The report shall be made on the form attached as Appendix I. The initial holdings report must be current as of a date not more than 45 days prior to becoming an Associated Person and must be received within 10 days. The annual report must be as at 31 December and received within 10 days.

    Holdings reports must contain the following information:

    (i) Title and type of security, exchange ticker or CUSIP, number of shares and principal amount,

    (ii)  The name of the bank or broker holding the shares,

    (iii) The date the report is submitted.

2. Every Associated Person shall certify upon commencement of employment and thereafter on an annual basis as of December 31st that:

    (i) they have read and understood the code and recognise that they are subject thereto;

    (ii)  they have complied with the requirements of the code;

    (iii) they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code;

    (iv) they have reported all gifts and benefits received from third parties; and

    (v) they have reported any suspicious transactions to the Money Laundering Reporting Officer

    The initial report shall be made on the form attached as Appendix 3 (a) and the annual report on the form attached at Appendix 3 (b).

3. Every Associated Person shall submit a report no later than ten days after the end of each calendar quarter of all the securities transactions they have effected in that quarter. The report shall contain the following information:

    (i) the date of the transaction, the name of the shares and the quantity transacted;

    (ii)  exchange ticker or CUSIP;

    (iii) interest rate and maturity date (for bonds);

    (iv)  the nature of the transaction (i.e. purchase or sale);

    (v) the price at which the transaction was effected and the value of the trade; and

    (vi)  the bank or broker through which the transaction was effected.

    The quarterly report shall be made in the form attached as Appendix 4.

4. These reporting requirements will not apply to non-executive directors of the company. Non-executive directors are required to provide a list, on an annual basis, of personal transactions undertaken. This list must include the name of the security, the date, and the nature of the transaction (buy or sell). The list should be accompanied by an appropriate declaration of completeness.
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

                                                                                                                           APP 1

                                                  MARATHON ASSET MANAGEMENT LLP

                                            STATEMENT OF PERSONAL SECURITIES HOLDINGS

I certify that at (31 December 2005 / on commencement of employment*) I hold shares in the following companies:

* please delete as appropriate


Name and type            Exchange ticker      Beneficial Owner (if      No.of                                      Broker holding
of security              or CUSIP             not held in own name)     Shares Held      Price      Value          the Securities
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Date:                                       Name:
      ----------------                            --------------------

                                        Signature:
                                                   -------------------

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                                   APPENDIX 2

                            DEFINITION OF ASSOCIATE

(in relation to a person ("A")) any other person whose business or domestic relationship with A or its associate might reasonably be expected to give rise to a community of interest between them which may involve a conflict of interest in dealings with third parties.


It is a matter for the individual to determine who are their associates. As a general rule, FSA would normally consider business partners, close relatives and co-habitees as being associates (e.g., spouse or partner, minor children, etc.).

                                   App 3 (a)

                         MARATHON ASSET MANAGEMENT LLP

                       ACKNOWLEDGEMENT OF CODE OF ETHICS

                               (On Commencement)

I acknowledge that:

(i) I have read and understood the Code of Ethics (dated 16 May 2005) and recognise that I am subject thereto;

(ii)  The attached list of personal securities is complete.

(iii) I have read and understood the Money Laundering Briefing document.

Employee Name:

Employee Signature:

Date:

                                                                       App3 (b)

                         MARATHON ASSET MANAGEMENT LLP

                               ANNUAL DECLARATION

I acknowledge that:


(i) I have read and understood the Code of Ethics (dated 16 May, 2005) and recognise that I am subject thereto;


(ii)  I have complied with the requirements of the Code;


(iii) I have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics; and


(iv) I have reported all gifts and benefits offered to me or received by me from third parties to the Compliance Officer.

(v) In relation to my anti Money Laundering responsibilities, I have reported any suspicious transaction of which I have become aware.

Employee Name:

Employee Signature:

Date:
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
MARATHON ASSET MANAGEMENT  LLP              App 4

Securities Transaction Report for the quarter ended: 31 December 2004

To the Chief Compliance Officer, Marathon Asset Management  LLP

During the quarter referred to above, I effected the following securities transactions:


Title and type           Exchange ticker      Nature of transaction     Number of                   Principal     Name of
of security              or CUSIP             (buy/sell)                shares           Price      amount        broker
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I confirm that this constitutes the complete list of transactions with respect to which I had direct or indirect control or influence.

Date:                                       Name:
      -----------------

                                            Signature:

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App 5 - Personal Dealing Consent

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TO BE COMPLETED BY MEMBER OF STAFF

Name:                                            Date:

Stock:                                           Purchase/Sale:

Signature:

Is Stock held by Marathon clients?                               YES / NO

If YES, obtain the following consents in addition to the Fund Manager (below).
Note: This requirement does not apply to Japan.

Portfolio Modelling Assistant - There are
no anticipated cash flows or re-weightings.    Initials:        Date:
                                                         -----        ---------

Trader - There are no current trades and
the share is not on the Daily Worksheet.       Initials:        Date:
                                                         -----        ---------

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TO BE COMPLETED BY DIRECTOR/COMPLIANCE OFFICER

FOR PURCHASES    -       There are no plans to purchase this stock for clients
                         in the next 7 days

FOR SALES:       -       There have not been any purchases of this stock for
                         clients in the previous 7 days

                 - There are no plans to sell this stock for clients in the next 7 days

Consent given by:

Signature:                                  Date:

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COMPLIANCE CHECKS (TO BE COMPLETED BY COMPLIANCE OFFICER)

                     Is this security held by Marathon clients           Yes/No

FOR PURCHASES:       Did clients purchased this stock within
                     7 days after the consent                            Yes/No

FOR SALES:           Did clients purchase the stock within
                     7 days before the consent                           Yes/No
                     Did clients sell this stock within
                     7 days after the consent                            Yes/No

Checked By:                          Date:

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GUIDANCE NOTES

For Staff;

1. Consent must be obtained prior to dealing and is valid for one day only (or the following day for Far East trades).

2.  One consent form per stock traded.

3. There is a minimum holding period of 60 days (other than short dated instruments).

4. In the event that clients do trade in the following 7 days, the minimum holding period is extended to six months.

5. These rules also apply to individual's connected persons (including spouses/partners living together).

6.  A copy of the contract note must be given to the Compliance Officer.

7. Any breach of the rules (deliberate or careless) will be considered a serious contravention of Marathon's procedures.

For Persons giving consent;

1. Please consider forthcoming cash flows, mandate changes, model changes or existing open orders.

2.  Always date your consent.

3.  If you are in any doubt, then refuse consent.

    (Full Personal Account trading procedures are contained within Marathon's Code of Ethics - all staff should be familiar with these rules).

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